EXHIBIT 4.3

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of Delaware General Corporation Law for additional information.

General

We are authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock without par value.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive or Conversion Rights

The holders of our common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock.  However, the effects might include, among other things:

•                  restricting dividends on the common stock,

•                  diluting the voting power of the common stock,

•                  impairing the liquidation rights of the common stock, or

•                  delaying or preventing a change in control of us without further action by the stockholders.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our Certificate of Incorporation and Bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board.  We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.

•                  STOCKHOLDER MEETINGS.  Under our bylaws, the board of directors or the chairman of the board, the chief executive officer or the secretary (with the concurrence of a majority of the board) may call special meetings of stockholders; in addition, record holders of 25% or more of the total 3M shares entitled to vote on the matter or matters to be brought before a special meeting may also cause the meeting to be held, but, if the Company’s board of directors determines in good faith that the business specified in the stockholders’ request will be included in an upcoming annual meeting of stockholders within 90 days after the request, the special meeting will not be held.

•                  REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•                  DELAWARE LAW.  We are subject to Section 203 of the Delaware General Corporation Law.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

•                  ELIMINATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT.  Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

•                  ELIMINATION OF CUMULATIVE VOTING.  Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

•                  UNDESIGNATED PREFERRED STOCK.  The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Exchange Listing

Our common stock is traded on the New York Stock Exchange, our primary exchange, under the symbol “MMM.” Our common stock is also listed on the Chicago Stock Exchange under the same symbol.

DESCRIPTION OF THE NOTES

The following description of our 1.500% Notes due 2026 (the “2026 Notes”), our Floating Rate Notes due 2020 (the “2020 Notes”), our 0.950% Notes due 2023 (the “2023 Notes”), our 1.750% Notes due 2030 (the “2030 Notes”), our 0.375% Notes due 2022 (the “2022 Notes”), and our 1.500% Notes due 2031 (the “2031 Notes”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture, dated as of November 17, 2000, as amended on July 29, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”).  Each of the notes is part of our medium-term notes, Series F, registered with the Securities and Exchange Commission.

We encourage you to read the above referenced indenture, as supplemented, for additional information.

General

The notes are our unsecured and unsubordinated obligations and rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The Indenture does not limit the amount of notes, debentures or other evidence of indebtedness that we may issue under the Indenture or otherwise and provides that debt securities under the Indenture may be issued from time to time in one or more series. Our company, without the consent of Holders of any debt securities, may issue additional debt securities with terms different from those of debt securities previously issued, and it may reopen a previous series of debt securities and issue additional debt securities of that series.

Principal and Maturity

We initially issued €750 million aggregate principal amount of the 2026 notes, which remains the aggregate principal amount outstanding.  The 2026 notes mature on November 9, 2026.

We initially issued €650 million aggregate principal amount of the 2020 notes, which remains the aggregate principal amount outstanding.  The 2020 notes mature on May 15, 2020.

We initially issued €600 million aggregate principal amount of the 2023 notes, which remains the aggregate principal amount outstanding.  The 2023 notes mature on May 15, 2023.

We initially issued €500 million aggregate principal amount of the 2030 notes, which remains the aggregate principal amount outstanding.  The 2030 notes mature on May 15, 2030.

We initially issued €500 million aggregate principal amount of the 2022 notes, which remains the aggregate principal amount outstanding.  The 2022 notes mature on February 22, 2022.

We initially issued €500 million aggregate principal amount of the 2031 notes, which remains the aggregate principal amount outstanding.  The 2031 notes mature on February 15, 2031.

The notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

CERTAIN PROVISIONS RELATING TO THE 2026 NOTES

Interest

The 2026 notes mature on November 9, 2026 and accrue interest at a rate per year equal to 1.500%.  Interest on the 2026 notes accrued from the last interest payment date on which interest was paid or duly provided for, or, if no interest has been paid or duly provided for, from their date of ongoing issuance.  Interest on the 2026 notes is payable annually in arrears on November 9 of each year.

Interest on the 2026 notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2026 notes (on the date of original issuance (November 12, 2014), if no interest has been paid on the 2026 notes), to but excluding the next scheduled interest payment date.

If any interest payment date, the maturity date for the notes or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be.  For purposes of the 2026 notes, “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institution in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the TARGET2 system, or any successor thereto, is open.

Optional Redemption

The 2026 notes are redeemable, in whole but not in part at our option, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such 2026 notes or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (based on the actual number of days elapsed divided by 365 (or, if any of those days elapsed fall in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365)) at the Reference Dealer Rate (as defined below), plus in each case, accrued interest thereon to the date of redemption.

        For the purposes of this "Optional Redemption" section,

        "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

        "Quotation Agent" means the Reference Dealer (as defined below).

        "Reference Dealer" means any of Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc or their respective successors.

        "Reference Dealer Rate" means with respect to the Reference Dealer and any redemption date, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Reference Dealer) on the 2026 notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Reference Dealer.

        "Reference Bond" means, in relation to the Reference Dealer Rate, at the discretion of the Reference Dealer, an European government bond whose maturity is closest to the maturity of the 2026 notes, or such other European government bond as the Reference Dealer, may, with the advice of three brokers of, or market makers in, European government bonds selected by the Reference Dealer, determine to be appropriate for determining the Reference Dealer Rate.

        Notice of any redemption will be given to the holders of the 2026 notes at least 30 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2026 notes called for redemption.

        The 2026 notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See "—Redemption for Tax Reasons."

Payment of Additional Interest

        We will, subject to the exceptions and limitations set forth below, pay as additional interest to a noteholder that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on the 2026 notes after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in the 2026 notes to be then due and payable. However, we will not be required to make any payment of additional interest for or on account of:

(a)

any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the holder of a note for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge that would not have been imposed but for such holder's past or present status as a controlled foreign corporation, passive foreign investment company (including a qualified election fund) or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

(d)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a note;

(e)

any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment on a note, if such payment can be made without such deduction or withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge that would not have been imposed but for the holder's failure to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)

any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(h)

any tax, assessment or other governmental charge that is imposed on a payment pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (FATCA), any Treasury regulations and official interpretations thereof, and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(i)	any combination of items (a), (b), (c), (d), (e), (f) (g) and (h);

nor shall such additional interest be paid with respect to any payment on a note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of the 2026 notes.

        For purposes of the foregoing, the holding of or the receipt of any payment with respect to a note shall not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the United States.

        The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

        If, in the written opinion of independent counsel chosen by the Company, there is a substantial probability that the Company has or will become obligated to pay additional interest on the 2026 notes as described above under the heading "—Payment of Additional Interest", as a result of any of the following events occurring on or after November 12, 2014 (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, (b) any action taken by a taxing authority of the United States or any political subdivision thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company, (c) a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof or therein, whether or not such decision was rendered with respect to the Company, (d) a private letter ruling or technical advice memorandum issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company or (e) any change, amendment, application, interpretation or execution of the laws of the United States (or any regulations or rulings promulgated thereunder) shall have been officially proposed, which change, amendment, action, application, interpretation or execution would have effect after November 12, 2014 and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, then the Company may, at its option, upon not less than 30 nor more than 60 days' prior notice to the holders for the time being of the notes, redeem the notes in whole, but not in part, at a redemption price equal to 100%. of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest if a payment in respect to the notes were due on such date and, at the time such notification of redemption is given, such obligation to pay such additional interest remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to effect such redemption and that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of independent counsel chosen by the Company to the effect that there is a substantial probability that the Company has or will become obligated to pay additional interest on the notes.

CERTAIN PROVISIONS RELATING TO THE 2020 NOTES, THE 2023 NOTES AND THE 2030 NOTES

The 2020 Notes

        The 2020 notes bear interest at a rate equivalent to the 3-month EURIBOR (as defined below) (the "Base Rate") plus 0.23% per year; provided, however, that the minimum interest rate shall be zero. The 2020 notes bear interest from their date of original issuance (May 20, 2015) or from the immediately preceding interest payment date to which interest has been paid. Interest on the 2020 notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15, (the "Floating Rate Interest Payment Date"). The interest rate on the 2020 notes will be reset quarterly on February 15, May 15, August 15 and November 15. The interest rate on the 2020 notes will be determined on the second TARGET business day preceding the interest reset date (a "EURIBOR Interest Determination Date"). Interest on a Floating Rate Interest Payment Date will be paid to the persons, or "holders," in whose names the 2020 notes are registered on the security register at the close of business on the regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Floating Rate Interest Payment Date. Interest on the 2020 notes will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.

        The 2020 notes bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on a EURIBOR Interest Determination Date, and will be determined in accordance with the following provisions:

•

EURIBOR will be the offered rate for deposits in euros having a maturity of three months beginning on such interest reset date, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

•

If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-zone interbank market by the principal Euro-zone office of each of four major banks in that market selected by us: euro deposits having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Paying and Calculation Agent will request the principal Euro-zone office of each of these banks to provide a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by us: loans of euros having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

•	If fewer than three banks selected by us are quoting as described above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date.

        If any Floating Rate Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that Floating Rate Interest Payment Date, that maturity date or that date of redemption, as the case may be. For purposes of the notes, "Business Day" means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The 2023 Notes

        The 2023 notes bear interest at 0.950% per year from May 20, 2015 or from the immediately preceding interest payment date to which interest has been paid. Interest on the 2023 notes is payable annually in arrears on May 15, commencing May 15, 2016 (the "2023 Interest Payment Date"). Interest on a 2023 Interest Payment Date will be paid to the persons, or "holders," in whose names the 2023 notes are registered on the security register at the close of business on the regular record date. The regular record date for the 2023 notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related 2023 Interest Payment Date. Interest on the 2023 notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2023 notes (or May 20, 2015, if no interest has been paid on the 2023 notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

        If any 2023 Interest Payment Date, the Maturity Date for the 2023 notes or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that 2023 Interest Payment Date, that Maturity Date or that date of redemption, as the case may be. For purposes of the 2023 notes, "Business Day" means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the TARGET2 system, or any successor thereto, is open.

The 2030 Notes

        The 2030 notes bear interest at 1.750% per year from May 20, 2015 or from the immediately preceding interest payment date to which interest has been paid. Interest on the 2030 notes is payable annually in arrears on May 15, commencing May 15, 2016 (the "2030 Interest Payment Date"). Interest on a 2030 Interest Payment Date will be paid to the persons, or "holders," in whose names the 2030 notes are registered on the security register at the close of business on the regular record date. The regular record date for the 2030 notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related 2030 Interest Payment Date. Interest on the 2030 notes will be computed on the basis of the ACTUAL/ACTUAL (ICMA) payment convention described above under "Description of Notes—2023 Notes."

        If any 2030 Interest Payment Date, the Maturity Date for the 2030 notes or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that 2030 Interest Payment Date, that Maturity Date or that date of redemption, as the case may be. For purposes of the 2030 notes, "Business Day" means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the TARGET2 system, or any successor thereto, is open.

Optional Redemption

        The 2023 notes and the 2030 notes are redeemable, in whole but not in part at our option, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes of the applicable tranche or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (based on the actual number of days elapsed divided by 365 (or, if any of those days elapsed fall in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365)) at the Reference Dealer Rate (as defined below), plus, in the case of the 2023 notes, 10 basis points, and in the case of the 2030 notes, 15 basis points, plus in each case, accrued interest thereon to the date of redemption.

        For the purposes of this "Optional Redemption" section,

        "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

        "Quotation Agent" means the Reference Dealer (as defined below).

        "Reference Dealer" means any of Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch or their respective successors.

        "Reference Dealer Rate" means with respect to the Reference Dealer and any redemption date, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Reference Dealer) on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Reference Dealer.

        "Reference Bond" means, in relation to the Reference Dealer Rate, at the discretion of the Reference Dealer, an European government bond whose maturity is closest to the maturity of the notes to be redeemed, or such other European government bond as the Reference Dealer, may, with the advice of three brokers of, or market makers in, European government bonds selected by the Reference Dealer, determine to be appropriate for determining the Reference Dealer Rate.

        Notice of any redemption will be given to the Noteholders at least 30 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2023 notes and the 2030 notes called for redemption.

        The notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See "—Redemption for Tax Reasons."

Payment of Additional Interest

        We will, subject to the exceptions and limitations set forth below, pay as additional interest to a noteholder of the 2020 notes, the 2023 notes or the 2030 notes that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. However, we will not be required to make any payment of additional interest for or on account of:

(a)

any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the holder of a note for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge that would not have been imposed but for such holder's past or present status as a controlled foreign corporation, passive foreign investment company (including a qualified election fund) or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

(d)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a note;

(e)

any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment on a note, if such payment can be made without such deduction or withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge that would not have been imposed but for the holder's failure to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)

any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(h)

any tax, assessment or other governmental charge that is imposed on a payment pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (FATCA), any Treasury regulations and official interpretations thereof, and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(i)	any combination of items (a), (b), (c), (d), (e), (f) (g) and (h);

nor shall such additional interest be paid with respect to any payment on a note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of such note.

        For purposes of the foregoing, the holding of or the receipt of any payment with respect to a note shall not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the United States.

        The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

        If, in the written opinion of independent counsel chosen by the Company, there is a substantial probability that the Company has or will become obligated to pay additional interest on 2020 notes, the 2023 notes or the 2030 notes the notes as described above under the heading "—Payment of Additional Interest," as a result of any of the following events occurring on or after May 13, 2015 (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, (b) any action taken by a taxing authority of the United States or any political subdivision thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company, (c) a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof or therein, whether or not such decision was rendered with respect to the Company, (d) a private letter ruling or technical advice memorandum issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company or (e) any change, amendment, application, interpretation or execution of the laws of the United States (or any regulations or rulings promulgated thereunder) shall have been officially proposed, which change, amendment, action, application, interpretation or execution would have effect after May 13, 2015 and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, then the Company may, at its option, upon not less than 30 nor more than 60 days' prior notice to the holders for the time being of the notes, redeem the notes in whole, but not in part, at a redemption price equal to 100%. of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest if a payment in respect to the notes were due on such date and, at the time such notification of redemption is given, such obligation to pay such additional interest remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to effect such redemption and that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of independent counsel chosen by the Company to the effect that there is a substantial probability that the Company has or will become obligated to pay additional interest on the notes.

CERTAIN PROVISIONS RELATING TO THE 2022 NOTES AND THE 2031 NOTES

The 2022 Notes

        The 2022 notes bear interest at 0.375% per year from May 31, 2016 or from the immediately preceding interest payment date to which interest has been paid. Interest on the 2022 notes is payable annually in arrears on February 15, commencing February 15, 2017 (the "2022 Interest Payment Date"). Interest on a 2022 Interest Payment Date will be paid to the persons, or "holders," in whose names the 2022 notes are registered on the security register at the close of business on the regular record date. The regular record date for the 2022 notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related 2022 Interest Payment Date. Interest on the 2022 notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2022 notes (or May 31, 2016, if no interest has been paid on the 2022 notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

        If any 2022 Interest Payment Date, the Maturity Date for the 2022 notes or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that 2022 Interest Payment Date, that Maturity Date or that date of redemption, as the case may be. For purposes of the 2022 notes, "Business Day" means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the TARGET2 system, or any successor thereto, is open.

The 2031 Notes

        The 2031 notes bear interest at 1.500% per year from May 31, 2016 or from the immediately preceding interest payment date to which interest has been paid. Interest on the 2031 notes is payable annually in arrears on June 2, commencing June 2, 2017 (the "2031

Interest Payment Date"). Interest on a 2031 Interest Payment Date will be paid to the persons, or "holders," in whose names the 2031 notes are registered on the security register at the close of business on the regular record date. The regular record date for the 2031 notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related 2031 Interest Payment Date. Interest on the 2031 notes will be computed on the basis of the ACTUAL/ACTUAL (ICMA) payment convention described above under "Description of Notes—2022 Notes."

        If any 2031 Interest Payment Date, the Maturity Date for the 2031 notes or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that 2031 Interest Payment Date, that Maturity Date or that date of redemption, as the case may be. For purposes of the 2031 notes, "Business Day" means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the TARGET2 system, or any successor thereto, is open.

Further Issuances

        We may, from time to time, without the consent of or notice to existing note holders, create and issue further notes having the same terms and conditions as the notes of either tranche in all respects, except for issue date, issue price and, to the extent applicable, the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single tranche of debt securities with the related previously outstanding notes of the related tranche; provided,  however, that the issuance of such additional notes will not be so consolidated for United States federal income tax purposes unless such issuance constitutes a "qualified reopening" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated thereunder.

Optional Redemption

        The notes of each tranche are redeemable, in whole but not in part at our option, at any time prior to November 15, 2021, in the case of the 2022 notes (three months prior to the maturity date of such notes), and March 2, 2031 in the case of the 2031 notes (three months, prior to the maturity of such notes), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes of the applicable tranche or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (based on the actual number of days elapsed divided by 365 (or, if any of those days elapsed fall in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365)) at the Reference Dealer Rate (as defined below), plus, in the case of the 2022 notes, 12.5 basis points, and in the case of the 2031 notes, 20 basis points, plus in each case, accrued interest thereon to the date of redemption.

        In addition, at any time on or after November 15, 2021, in the case of the 2022 notes (three months prior to the maturity date of such notes), and March 2, 2031 in the case of the 2031 notes (three months prior to the maturity date of such notes), the notes will be redeemable, in whole but not in part at our option, at a redemption price equal to 100% of the principal amount of the notes of the applicable tranche plus accrued interest thereon to the date of redemption.

        For the purposes of this "Optional Redemption" section,

        "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

        "Quotation Agent" means the Reference Dealer (as defined below) specified by us.

        "Reference Dealer" means any of Barclays Bank PLC, Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch or their respective successors.

        "Reference Dealer Rate" means with respect to the Reference Dealer and any redemption date, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Reference Dealer) on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Reference Dealer.

        "Reference Bond" means, in relation to the Reference Dealer Rate, at the discretion of the Reference Dealer, an European government bond whose maturity is closest to the maturity of the notes to be redeemed, or such other European government bond as the Reference Dealer, may, with the advice of three brokers of, or market makers in, European government bonds selected by the Reference Dealer, determine to be appropriate for determining the Reference Dealer Rate.

        Notice of any redemption will be given to the noteholders at least 30 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes called for redemption.

        The notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See "—Redemption for Tax Reasons."

Payment of Additional Interest

        We will, subject to the exceptions and limitations set forth below, pay as additional interest to a noteholder that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. However, we will not be required to make any payment of additional interest for or on account of:

(a)

 any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the holder of a note for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge that would not have been imposed but for such holder's past or present status as a controlled foreign corporation, passive foreign investment company (including a qualified election fund) or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(d)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a note

(e)

any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment on a note, if such payment can be made without such deduction or withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge that would not have been imposed but for the holder's failure to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)

any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(h)

any tax, assessment or other governmental charge that is imposed on a payment pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (FATCA), any Treasury regulations and official interpretations thereof, and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(i)	any combination of items (a), (b), (c), (d), (e), (f) (g) and (h);

nor shall such additional interest be paid with respect to any payment on a note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of such note.

        For purposes of the foregoing, the holding of or the receipt of any payment with respect to a note shall not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the United States.

        The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

        If, in the written opinion of independent counsel chosen by the Company, there is a substantial probability that the Company has or will become obligated to pay additional interest on the notes as described above under the heading "—Payment of Additional Interest," as a result of any of the following events occurring on or after May 23, 2016 (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, (b) any action taken by a taxing authority of the United States or any political subdivision thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company, (c) a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof or therein, whether or not such decision was rendered with respect to the Company, (d) a private letter ruling or technical advice memorandum issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company or (e) any change, amendment, application, interpretation or execution of the laws of the United States (or any regulations or rulings promulgated thereunder) shall have been officially proposed, which change, amendment, action, application, interpretation or execution would have effect after May 23, 2016 and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, then the Company may, at its option, upon not less than 30 nor more than 60 days' prior notice to the holders for the time being of the notes, redeem the notes in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest if a payment in respect to the notes were due on such date and, at the time such notification of redemption is given, such obligation to pay such additional interest remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to effect such redemption and that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of independent counsel chosen by the Company to the effect that there is a substantial probability that the Company has or will become obligated to pay additional interest on the notes.

GENERAL PROVISIONS OF OUR INDENTURE APPLICABLE TO ALL NOTES

Events of Default

An event of default with respect to any of the notes will occur under the indenture if:

•                  we fail to pay interest on any debt security of that series for 30 days after the payment is due,

•                  we fail to pay the principal of or any premium on any debt security of that series when due,

•                  we fail to deposit any sinking fund payment when due on debt securities of that series,

•                  we fail to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•                  we default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $200 million, unless this acceleration is rescinded (or the Indebtedness is discharged) within 10 days after we have received written notice of the default in the manner specified in the indenture,

•                  commencement of voluntary or involuntary bankruptcy, insolvency or reorganization, or

•                  any other event of default that may be specified for the debt securities of that series when that series is created occurs.  (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately.  If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to the specific payment conditions set forth in the indenture, rescind the declaration.  (Section 502)

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  The indenture requires us to file a certificate with the trustee each year that states the nature of the default if any default exists under the terms of the indenture.  (Section 1011) The trustee must transmit notice to the Holders of debt securities of any default, except that no such notice to Holders shall be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company in the indenture, and continuance of such default or breach for a period of 90 days after there has been given to the Company by the trustee, or to the Company and the trustee by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, written notice of such default or breach.  (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any Holders, unless the Holders offer the trustee reasonable indemnification.  (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee provided in the indenture, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•                  conducting any proceeding for any remedy available to the trustee, or

•                  exercising any trust or power conferred upon the trustee.  (Sections 512, 603)

The Holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•                  the Holder has previously given the trustee written notice of a continuing event of default with respect to that series,

•                  the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding,

•                  the trustee has not started the proceeding within 60 days after receiving the request, and

•                  the trustee has not received directions inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.  (Section 507)

However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.  (Section 508)

Defeasance

Defeasance and Discharge.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture.  If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates these payments are due under the indenture and the terms of the debt securities.  (Section 403) As used above, “ Government Obligations ” mean:

•                  securities of the same government which issued the currency in which the series of debt securities are denominated and/or in which interest is payable, or

•                  securities of government agencies backed by the full faith and credit of the government.  (Section 101)

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

•                  the indenture will no longer apply to the debt securities of that series, except for the obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

•                  Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series.  (Section 403)

Under federal income tax law, that deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above.  Each holder might be required to recognize gain or loss equal to the difference between:

•                  the holder’s cost or other tax basis for the debt securities, and

•                  the value of the holder’s interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading “—Substitution of Collateral” below.

Defeasance of Covenants and Events of Default.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture.  If we so provide and we make the deposit described in this section under the heading “—Defeasance and Discharge” above:

•                  we will not have to comply with the following restrictive covenants contained in the indenture:  Consolidation, Merger or Sale or Lease of Property as Entirety (Sections 801, 803, 804); Restrictions on Secured Debt (Section 1008); Maintenance of Properties (Section 1005); Payment of Taxes and Other Claims (Section 1007); Restrictions on Sale and Lease-Back Transactions (Section 1009); Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and any other covenant we designate when we establish the series of debt securities; and

•                  we will not have to treat the events described in the fourth bullet point under the heading “—Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading “—Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect.  (Section 1501)

If we exercise our option not to comply with the covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration.  However, we would remain liable for the balance of the payments.  (Section 1501)

Substitution of Collateral.  At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities.  (Section 402)